Midway Completes Draft Environmental Impact Statement for Gold Rock Project, Nevada

DENVER, CO – February 13, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) announces that the Draft Environmental Impact Statement (DEIS) for the Gold Rock Project is available for public comment as published by the U.S. Bureau of Land Management (BLM) in the federal register on February 13th, 2015. The DEIS provides an analysis of environmental, social and economic impacts of the proposed mine plan and possible alternatives. The public is invited to submit comments on the Gold Rock Project during a 45-day comment period ending March 30, 2015. The BLM will then address these comments prior to approving the Final EIS and awarding a Record of Decision.

“Publication of the Draft EIS is an important milestone for both the Gold Rock project and Midway Gold,” said Bill Zisch, Midway’s President & CEO. “While our immediate priority is first gold production at our Pan project, continuing to advance the Gold Rock project is consistent with our Midway vision; to develop our portfolio of simple, manageable, financeable gold projects in Nevada. We learned many lessons through the permitting process at Pan and have been able to apply them to our advantage at Gold Rock. Among those lessons is the value of public support for this project. We invite you to support Gold Rock’s progress by submitting your comments and we look forward to reading them.”

February 13th, 2015

What is NEPA?

The Environmental Impact Statement (EIS) for our Gold Rock Project is required under the National Environmental Policy Act (NEPA). According to “A Citizen’s Guide to NEPA,” the federal government’s official handbook states:

“The environmental review process under NEPA provides an opportunity for you to be involved in the Federal agency decision making process … NEPA requires Federal agencies to consider environmental effects that include, among others, impacts on social, cultural, and economic resources, as well as natural resources. Citizens often have valuable information about places and resources that they value and the potential environmental, social, and economic effects that proposed federal actions may have on those places and resources. NEPA’s requirements provide you the means to work with the agencies so they can take your information into account.”

What is an EIS?

The Gold Rock project is on federal land and NEPA requires the Bureau of Land Management (BLM) to analyze potential environmental consequences of the planned project and any reasonable alternatives. An EIS is the analysis of how the proposed project, and possible alternatives, will impact the environment. It proposes mitigation measures for identified impacts. Midway is far advanced in the process, which includes baseline studies, a Draft EIS, and then the Final EIS. The Draft EIS comment period invites the public to be involved for the second time in the NEPA process. Comments will be addressed in the Final EIS, which will then inform the government’s final decision and mitigation requirements. Midway completed this entire process for its Pan Mine and received the Record of Decision in December 2013.

Why Public Involvement?

Midway understands that public input is a crucial part of involving the community in our project. We believe the project will be improved by this involvement and support the BLM in encouraging residents to submit comments on the Pan project. We understand that living and working in Nevada is a privilege and we view this phase of the permitting process as an opportunity for the public to take part in building our business in Nevada.

January 16th, 2015

You can learn more about the NEPA process by reading “A Citizen’s Guide to NEPA” available from the BLM, or on the Web at:

http://www.blm.gov/pgdata/etc/medialib/blm/nm/programs/planning/planning_docs.Par.53208.File.dat/A_Citizens_Guide_to_NEPA.pdf

Where to Comment

The BLM will be accepting written comments beginning February 13 and ending March 30. Below are the options available by which to submit comments:

- Mail to the BLM directly

BLM Ely District Office

HC 33 Box 33500

Ely, NV 89301

Attn: Dan Netcher

- Fax to Netcher at (775) 289-1910 or

- Submit electronically on the BLM’s ePlanning website: http://on.doi.gov/1zAxyW9

Gold Rock Project, Nevada

Gold Rock is east of the Pancake Range of western White Pine County, Nevada. The property is approximately 10.5 km southeast of Midway’s Pan Project and approximately 104 km west of Ely, Nevada. Historic gold production at Gold Rock came from the Easy Junior open pit mine during the 1980s and the 1990s. Midway is developing Gold Rock as its second gold project in Nevada, and expects to complete the federal NEPA process in 2015. An updated resource estimate for the project was defined in May 2014 as illustrated in Figure 1.

January 16th, 2015

Figure 1: Updated Resource – May 20141

GOLD ROCK RESOURCE ESTIMATE
	TONNES	GRADE	CONTAINED
	(‘000s)	(g/t)	(‘000s oz)
M&I	20,215	0.79	513
Inferred	24,303	0.69	536

1Resource per Amended NI 43-101 Technical Report Updated Mineral Resource Estimate for the Gold Rock Project, White Pine County, Nevada (January 2015). Assumes cutoff grade of 0.27 g/t.

This release has been reviewed and approved for Midway by Eric LeLacheur, Nevada Regional Geologist for Midway, and a "qualified person" as that term is defined in NI 43-101.

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

jwells@midwaygold.com

www.midwaygold.com

January 16th, 2015

Neither the TSX, its Regulation Services Provider (as that term is defined in the policies of the TSX ) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates, including plans for the further development of the Gold Rock Project, which will be contingent upon a variety of factors, including but not limited to, establishment of mineral reserves and at least a prefeasibility study which have not yet been developed. Forward-looking statements are typically identified by words such as: "may", "should", "plan", "believe", "predict", "expect", "anticipate", "intend", "estimate", postulate" and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.